UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 26, 2010

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On October 26, 2010, Activision Blizzard, Inc. (the “Company”) and Michael Morhaime entered into an amendment to Mr. Morhaime’s employment agreement with the Company, dated as of December 1, 2007 (as so amended, the “Amended Employment Agreement”).

Pursuant to the Amended Employment Agreement, the term of Mr. Morhaime’s employment under the agreement will expire on December 31, 2016, rather than July 31, 2013.  His annual base salary was increased from $750,800 to $763,900 as of August 1, 2010.

Pursuant to the Amended Employment Agreement, Mr. Morhaime is no longer guaranteed a bonus under the Company’s Blizzard Bonus Plan.  Mr. Morhaime’s maximum allocation percentage of the existing profit sharing pool established by the Company under the Blizzard profit sharing plan was increased from 5% to 6% (although the overall size of the profit sharing pool was not increased).  Further, the Compensation Committee retained the ability to exercise negative discretion with respect to Mr. Morhaime’s actual annual percentage interest in that pool, subject to a specified minimum percentage.  In addition, as amended, the Amended Employment Agreement makes clear that any payments to Mr. Morhaime from the profit sharing pool which exceed the cap on performance-based cash bonuses contained in the Company’s 2008 Incentive Plan will be treated as non-performance-based compensation.  Additionally, he is no longer entitled to a car allowance or a stipend for personal financial, accounting, tax and legal services.

As an inducement to enter into the Amended Employment Agreement, Mr. Morhaime will receive a grant of an option to purchase 300,000 shares of the Company’s common stock and 400,000 restricted share units representing the right to receive shares of the Company’s common stock, which awards will vest ratably on each of December 31, 2011, 2012, 2013, 2014, 2015 and 2016.  In addition, annually the Company’s management will recommend to the Compensation Committee that Mr. Morhaime receives a grant of an option to purchase 200,000 shares of the Company’s common stock and 70,000 restricted share units representing the right to receive shares of the Company’s common stock, vesting ratably over the three years from the date of grant.  These awards, if and when granted, will be subject to the terms of the Company’s 2008 Incentive Plan and the Company’s standard forms of employee award agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2010	ACTIVISION BLIZZARD, INC.

	By:	/s/ Chris B. Walther
Chris B. Walther
Chief Legal Officer